Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of August 5, 2026 (this “Amendment”) is among THE AES CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto, and SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent (the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement (as defined below).

WHEREAS, the Borrower, the Administrative Agent, and the Lenders party thereto have entered into the Credit Agreement dated as of December 6, 2024 (as amended, restated or supplemented prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Amendment is referred to herein as the “Credit Agreement”);

WHEREAS, the Borrower has requested (i) that each Lender agree to extend the Termination Date (pursuant to clause (i) of the definition thereof) from December 6, 2026 (the “Existing Termination Date”) to December 6, 2027 (the “Extended Termination Date”) pursuant to Section 2.18 of the Credit Agreement (giving effect to the waivers included in this Amendment as to certain requirements set forth therein) and (ii) that each Lender and the Administrative Agent agree to certain amendments to the Existing Credit Agreement;

WHEREAS, each Lender party hereto (each, a “Consenting Lender”) is willing to consent to the extension of the maturity of all of its Commitments and Advances to the Extended Termination Date and each Consenting Lender and the Administrative Agent have agreed to amend the Existing Credit Agreement as specified herein, in each case upon the terms and conditions set forth in this Amendment;

WHEREAS, (a) each existing Commitment of a Consenting Lender extended in accordance with the terms of this Amendment will be an extended Commitment having the terms set forth in the Credit Agreement (an “Extended Commitment”) and (b) each existing Advance of a Consenting Lender extended in accordance with the terms of this Agreement will be an extended Advance having the terms set forth in the Credit Agreement (an “Extending Advance”);

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 CONSENT TO TERMINATION DATE EXTENSION REQUEST.

(a) Extension. Subject to satisfaction of the conditions precedent set forth in Section 4, on the Amendment Effective Date (as defined below), each Consenting Lender agrees that (i) all of its existing Commitment and Advances will become an Extended Commitment and Extending Advance, respectively, of like amount, and (ii) the Termination Date for such Extended Commitments and Extending Advances will be the Extended Termination Date. Any existing Advance that is a Base Rate Advance or a SOFR Advance prior to giving effect to this Amendment will, subject to clause (b)(iii) below, be converted into an Extending Advance of the same Type, having the terms set forth in the Credit Agreement.

(b) Other Extension Matters.

(i) The Consenting Lenders hereby waive the timing, notice and minimum extension requirements set forth in Section 2.18 of the Existing Credit Agreement.

(ii) After giving effect to the extension of the Termination Date hereby, the Borrower may exercise its right to request an extension of the Termination Date under Section 2.18 of the Credit Agreement on up to one more occasion during the term of the Credit Agreement.

(iii) Any SOFR Advance outstanding under the Existing Credit Agreement immediately prior to the Amendment Effective Date shall remain outstanding as a SOFR Advance pursuant to the terms of the Existing Credit Agreement and shall be deemed to have been borrowed, continued or converted, as applicable, pursuant to, and shall be subject to, the terms of the Existing Credit Agreement until the last day of the Interest Period applicable thereto that is in effect on the Amendment Effective Date and (b) on the last day of such Interest Period, such SOFR Advance shall be converted to either an SOFR Advance or Base Rate Advance under the Credit Agreement, as specified by the Borrower in the applicable notice of conversion and, in the case of an SOFR Advance, with the Interest Period specified therein by the Borrower to be applicable thereto.  If the Borrower fails to provide such notice of conversion, such outstanding SOFR Advance shall be automatically converted on the last day of the Interest Period applicable thereto to an SOFR Advance with an Interest Period of one month.

SECTION 2 AMENDMENT. Subject to the satisfaction of the conditions precedent set forth in Section 4, the Existing Credit Agreement is hereby amended as follows.

(a)	The defined term “Termination Date” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Termination Date” means the earlier to occur of (i) December 6, 2027, or, as to any Lender, such later date that may be established for such Lender pursuant to Section 2.18 and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or Section 6.02 hereof; provided that, if such earlier date is not a Business Day, the Termination Date means the Business Day next preceding such earlier date.

(b)	The defined term “Adjusted Term SOFR” set forth in Section 1.01 of the Existing Credit Agreement is hereby removed from the Existing Credit Agreement in its entirety.

(c)	Any reference to “Adjusted Term SOFR” in the Existing Credit Agreement is hereby now to be replaced with the term “Term SOFR”.

(d)	The definition of “Term SOFR” in the Existing Credit Agreement is hereby amended by adding the following at the end thereof:

“provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.”

SECTION 3 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants on the date hereof to the Administrative Agent and the Lenders that, immediately before and upon the effectiveness of this Amendment on the Amendment Effective Date:

3.1   Representations and Warranties. The representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are and will be true and correct with the same effect as though made on and as of the date hereof and as of the Amendment Effective Date except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

3.2   Default. No event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

3.3   Authorization; Validity. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action and do not contravene (i) the Borrower’s organizational documents, (ii) law applicable to the Borrower or its properties, or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties, in the case of clauses (ii) and (iii) above, except where such failure would result in a Material Adverse Effect. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.4   Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment or for the performance by the Borrower of this Amendment and the Credit Agreement, except for (i) information filings to be made in the ordinary course of business, which filings are not a condition to the Borrower’s performance under the Loan Documents and (ii) such as have been obtained or made and are in full force and effect.

SECTION 4 EFFECTIVENESS.

(a)	This Amendment shall become effective on and as of the date first written above when the following conditions shall have been satisfied, but not earlier than December 4, 2026 (the “Amendment Effective Date”):

(i)	The Administrative Agent shall have received counterparts hereof signed by the Borrower, each Lender and the Administrative Agent.

(ii)	The Administrative Agent shall have received on or before the Amendment Effective Date (i) all reasonable and documented fees and expenses required to be paid to the Administrative Agent in connection with the preparation and negotiation of this Amendment pursuant to and in accordance with the terms of the Credit Agreement and (ii) all other fees required to be paid for the account of the Administrative Agent or the Lenders as separately agreed between the Borrower and Administrative Agent, provided that, in each case, such fees and expenses have been invoiced at least three Business Days prior to the Amendment Effective Date.

(iii)	The Administrative Agent have received the following, each dated as of or before the Amendment Effective Date and in form and substance satisfactory to the Administrative Agent:

(a)	a certificate of a duly authorized officer of the Borrower stating that the representations and warranties contained in Section 3 are correct in all material respects (without duplication of materiality qualifications otherwise set forth in such representations and warranties) on and as of the Amendment Effective Date, before and after giving effect to this Amendment.

(b)	certified copies of the resolutions of the Board of Directors of the Borrower authorizing the execution and the performance of this Amendment and the Credit Agreement on and after the Amendment Effective Date, and of all documents evidencing other necessary organizational action and governmental and regulatory approvals with respect to this Amendment, the Credit Agreement and the extension of the Termination Date; and

(c)	an opinion of the counsel of the Borrower, as to such matters related to the foregoing as the Administrative Agent or the Lenders through the Administrative Agent may reasonably request.

For the avoidance of doubt, this Amendment shall be effective on December 4, 2026 automatically to the extent that the foregoing conditions shall have been satisfied on or before such date.

SECTION 5 [RESERVED].

SECTION 6 MISCELLANEOUS.

6.1   Ratifications. the terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Credit Agreement and except as expressly modified and superseded by this Amendment or as set forth in the Credit Agreement, the terms and provisions of the Existing Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

6.2   Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in all applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In addition, if any Lender or the Administrative Agent reasonably requests that any party hereto manually execute this Amendment that has not been manually executed by such party, such party shall provide a manually executed original to the party making such request promptly following such request.

6.3   Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

6.4   Incorporation of Credit Agreement Provisions. The provisions of Section 8.09 (Consent to Jurisdiction; Waiver of Jury Trial) and Section 8.12 (Severability) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

6.5   References. On the Amendment Effective Date, all references in any of the Loan Documents to the “Agreement” or the “Credit Agreement” shall mean the Existing Credit Agreement, as applicable, as amended by this Amendment.

6.6   Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6.7   Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrower and their respective successors and assigns as provided in the Credit Agreement.

6.8   Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall for all purposes constitute a Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

THE AES CORPORATION, as the Borrower

By:	/s/ Jeff MacKay
Name:	Jeff MacKay
Title:	Vice President and Corporate Treasurer

[Signature Page to Second Amendment]

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent and a Lender

By:	/s/ Paul Dellova
Name:	Paul Dellova
Title:	Managing Director

[Signature Page to Second Amendment]

Credit Agricole Corporate and Investment Bank, as a Lender

By:	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Managing Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

[Signature Page to Second Amendment]

Mizuho Bank, Ltd., as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

[Signature Page to Second Amendment]

MUFG Bank, Ltd, as a Lender

By:	/s/ Michael Agrimis
Name:	Michael Agrimis
Title:	Managing Director

[Signature Page to Second Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Case
Name:	Michael Case
Title:	Vice President

[Signature Page to Second Amendment]